Exhibit 99.1

Sensei Biotherapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

First patient dosed in Phase 1b/2 trial of PIKTOR in HR+/HER2- advanced breast cancer

Topline Phase 2 data in patients with advanced endometrial cancer expected in second half 2026

BOSTON, Mass., May 15, 2026 – Sensei Biotherapeutics, Inc. (Nasdaq: SNSE) today reported financial results for the first quarter ended March 31, 2026, and provided a corporate update.

“The first quarter of 2026 was transformational for the Company, with the acquisition of Faeth Therapeutics and the concurrent $200 million private placement in February, supported by a group of leading life sciences investors,” said Christopher Gerry, President & General Counsel of Sensei Biotherapeutics. “This acquisition and injection of new capital will allow us to advance PIKTOR, a differentiated multi-node pathway inhibitor, through key clinical milestones.”

“New data across the industry continues to support the significant potential of multi-node inhibition of the PI3K/AKT/mTOR pathway,” said Anand Parikh, Chief Operating Officer of Sensei Biotherapeutics. “We believe PIKTOR is differentiated as an orally administered multi-node therapy specifically targeting PI3K-alpha, mTORC1 and mTORC2, with the potential to treat a variety of solid tumors. With our Phase 2 trial in advanced endometrial cancer expected to read out by the end of the year and the recent initiation of our Phase 1b/2 trial in advanced breast cancer, we are making great strides towards delivering the next generation of solid tumor therapies.”

Clinical Program Highlights

Acquired through the Faeth transaction, PIKTOR is now Sensei’s lead program. The investigational, proprietary, all-oral combination of serabelisib and sapanisertib is designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway through PI3K-alpha and dual mTORC1/2 targeting.

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In April 2026, the first patient was dosed in the Phase 1b/2 trial evaluating PIKTOR for the treatment of HR+/HER2- advanced breast cancer (Study FTH-PIK-101). Interim data from the trial is expected in 2027.

•	The Phase 2 trial evaluating PIKTOR in advanced endometrial cancer (Study FTH-PIK-201) is on track to report topline data in the second half of 2026.

First Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $202.8 million as of March 31, 2026, as compared to $21.2 million as of December 31, 2025.

Research and Development (R&D) Expenses: R&D expenses were $18.0 million for the quarter ended March 31, 2026, compared with $3.7 million for the quarter ended March 31, 2025. The increase in R&D expenses was primarily attributable to the inclusion of Faeth R&D operations as well as one-time costs associated with the Faeth acquisition, partially offset by a reduction in the SNS-101 clinical trial costs.

General and Administrative (G&A) Expenses: G&A expenses were $19.7 million for the quarter ended March 31, 2026, compared to $3.5 million for the quarter ended March 31, 2025. The increase in G&A expense was primarily attributable to one-time costs associated with the Faeth acquisition.

Acquired In-Process Research and Development (Acquired IPR&D) Expenses: Acquired IPR&D expenses were $133.0 million for the quarter ended March 31, 2026. This represents the fair value of IPR&D assets obtained in connection with asset acquisition where the acquired IPR&D has no alternative future use as of the acquisition date.

Net Loss: Net loss was $170.2 million, or $131.45 per basic and diluted share, for the quarter ended March 31, 2026, compared with a net loss of $6.9 million, or $5.45 per basic and diluted share, for the quarter ended March 31, 2025.

Weighted-average common shares outstanding, basic and diluted, were 1,295,052 for the quarter ended March 31, 2026, compared with 1,259,531 for the quarter ended March 31, 2025.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	For the Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$17,957	$3,725
General and administrative	19,713	3,549
Acquired in-process research and development	132,957	—

Total operating expenses	170,627	7,274

Loss from operations	(170,627)	(7,274)
Total other income	391	410

Net loss	(170,236)	(6,864)

Net loss per share, basic and diluted	$(131.45)	$(5.45)

Weighted-average common shares outstanding, basic and diluted	1,295,052	1,259,531

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$152,325	$8,668
Marketable securities	50,468	12,516
Total assets	205,381	22,902
Total liabilities	14,191	4,310
Series B redeemable convertible preferred stock.	328,476	—
Total stockholders’ (deficit) equity	(137,286)	18,592

About Sensei Biotherapeutics

Sensei Biotherapeutics, Inc. (Nasdaq: SNSE) is a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. Following the acquisition of Faeth Therapeutics, Sensei’s lead program is PIKTOR, an investigational multi-node inhibitor of the PI3K/AKT/mTOR pathway in development for endometrial and breast cancer. Sensei is also completing a Phase 1/2 trial of solnerstotug, its V-domain Ig suppressor of T cell activation (VISTA) inhibitor, in patients with advanced solid tumors. Sensei intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, please visit www.senseibio.com and follow the company on X @SenseiBio and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the expected benefits or opportunities following the acquisition of Faeth Therapeutics; expectations regarding or plans for the company’s pipeline, including the Phase 2 trial evaluating PIKTOR in advanced endometrial cancer and the expected timing for topline data, the Phase 1b/2 trial evaluating PIKTOR in HR+/HER2- advanced breast cancer and the expected timing for interim data, the completion of the remaining portion of the Phase 1/2 trial of solnerstotug and other research and development programs and the expected timing for key milestones; the potential benefits of PIKTOR, including its potential to treat a variety of solid tumors; expectations regarding the use of proceeds from the private placement and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” and “Summary of Risk Factors” in the company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2026, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Faeth, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

Investor Contact:

Stephanie Ascher, Precision AQ

Stephanie.ascher@precisionaq.com

Media Contact:

Patrick Schmidt, Consort Partners

senseibio@consortpartners.com